UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 30, 2015

SPENDSMART NETWORKS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

805 Aerovista Place, Suite 205 San Luis Obispo, CA	93401
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 497-6081

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On May 30, 2015, the Board of Directors of SpendSmart Networks, Inc. (“SpendSmart”) set the date for the 2015 annual meeting of stockholders for August 11, 2015.

Stockholder proposals intended to be presented in SpendSmart’s proxy materials relating to its 2015 annual meeting of stockholders must be received by SpendSmart within a reasonable period of time before SpendSmart begins to print and send its proxy materials, which it anticipates will be on July 1, 2015.  Stockholder proposals intended to be presented in SpendSmart’s proxy materials relating to its 2015 annual meeting of stockholders also must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission. Any other stockholder proposals to be presented at the 2015 annual meeting of stockholders must be delivered in writing to SpendSmart’s Secretary at its principal executive offices on or before June 22, 2015.  The proposal must contain specific information required by SpendSmart’s Bylaws.

In accordance with procedures set forth in SpendSmart’s Bylaws, stockholders may propose nominees for election to the Board of Directors only after providing timely written notice to SpendSmart’s Secretary.  To be timely, a stockholder’s notice to the Secretary must be delivered in writing to SpendSmart’s Secretary at its principal executive offices on or before June 22, 2015. The notice must contain specific information required by SpendSmart’s Bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SPENDSMART NETWORKS, INC.
/s/ Alex Minicucci
Dated: June 2, 2015	By:	Alex Minicucci
Chief Executive Officer